Exhibit 23.2

                 [LETTRHEAD OF DE JOYA GRIFFITH & COMPANY, LLC]


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of Zebra Resources, Inc. on Form SB-2 of our Auditor's Report dated October 12, 2006, on the balance sheet of Zebra Resources, Inc. as of August 31, 2006 and the related statement of income and accumulated deficit from July 20, 2006 to August 31, 2006, changes in stockholders' equity, and cash flows for the period ended August 31, 2006.



/s/ De Joya Griffith & Company, LLC
---------------------------------------

October 20, 2006
Henderson, Nevada